Exhibit 3.2
                              ALBEMARLE CORPORATION

                                     BY-LAWS


                                    ARTICLE I
                                    ----------
                             Meeting of Shareholders
                             -----------------------

Section 1. Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as may, from time to time, be fixed by the Board of Directors.

Section 2. Annual Meetings. The annual meeting of the shareholders, for the election of directors and transaction of such other business as may come before the meeting, shall be held each year at 11:00 a.m. EST on the fourth Wednesday in March or at such other date and time as the Board of Directors of the Corporation may designate from time to time.

Section 3. Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the Chief Executive Officer, the Chairman of the Board or by a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 4. Notice of Meetings. Except as otherwise required by law or these
           By -laws, written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his or her address which appears in the share transfer books of the Corporation. Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.
Section 5. Quorum. Except as otherwise required by the Articles of
           Incorporation, any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

Section 6. Voting. At any meeting of the shareholders each shareholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not more than seventy (70) days prior to the meeting.

Section 7. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten
           (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with.

Section 8. Shareholder Proposals.

(a)      Annual Meetings of Shareholders.

   (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only
           (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record of the Corporation who is entitled to vote at the meeting at the time the notice provided for in this section is delivered to the Secretary of the Corporation and who complies with the notice procedures set forth in this section.

   (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and such person's written consent to being named in the proxy statement as a nominee and to serving as such a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and
           (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

   (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or
         (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this section is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this section. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (a)(ii) of this section is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for giving of a shareholder's notice as described above.

(c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this section (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by clause (a)(ii)(C) of this section) and (B) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this section, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

   (ii) For purposes of this section, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

   (iii) Notwithstanding the foregoing provisions of this section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the articles of incorporation.

Section 9. Inspectors. An appropriate number of inspectors for any meeting of shareholders shall be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.



                                   ARTICLE II
                                   ----------
                                   Directors
                                   ---------

Section 1. General Powers. The property, affairs and business of the
           Corporation shall be managed under the direction of the Board of Directors, and except as otherwise expressly provided by law, the Articles of Incorporation or these By-laws, all of the powers of the Corporation shall be vested in such Board.

Section 2. Number of Directors. The Board of Directors shall be eleven (11)
           in number. By amendment of these Bylaws the Board of Directors or the shareholders may increase or decrease the number of directors; provided, however, that the Board of Directors may not increase or decrease the number of directors by more than thirty percent of the number of directors last elected by the shareholders.

Section 3. Election of Directors.

(a) Directors shall be elected each year at the annual meeting of shareholders.

(b) Directors shall hold their offices until the next annual meeting of the shareholders and until their successors are elected. Any director may be removed from office as set forth in the Articles of Incorporation.

(c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors.

(d) A majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board or upon call of the Chief Executive Officer or the Chairman of the Board, and the Secretary or officer performing the Secretary's duties shall give not less than twenty-four (24) hours' notice by letter, telegraph or telephone (or in person) of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. Directors may be allowed, by resolution of the Board, a reasonable fee and expenses for attendance at meetings.



                                   ARTICLE III
                                   -----------
                                   Committees
                                   ----------

Section 1. Executive Committee. The Board of Directors shall, by vote of a majority of the number of Directors fixed by these By-laws, designate an Executive Committee. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors, until removed or until the Executive Committee is dissolved by the Board of Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors.

           When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, the Articles of Incorporation or these By-laws, except as otherwise provided in the Virginia Stock Corporation Act. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.
           Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Committee, or upon call of the Chief Executive Officer, the Chairman of the Board or the Chairman of the Executive Committee. Not less than twelve (12) hours' notice shall be given by letter, telegraph or telephone (or in person) of all meetings of the Executive Committee, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Committee and that meetings may be held at any time without notice if all of the members of the Committee are present or if those not present waive notice in writing either before or after the meeting. A majority of the members of the Executive Committee then serving shall constitute a quorum for the transaction of business at any meeting.

Section 2. Executive Compensation Committee. The Board of Directors, at its
           regular annual meeting, shall designate an Executive Compensation Committee which shall consist of three or more Directors who shall not be eligible for bonus, stock option or stock appreciation rights. In addition, the Board at any time may designate one or more alternate members of such Committee who shall be Directors not eligible for bonus, stock option or stock appreciation rights who may act in place of any absent regular member upon invitation by the Chairman or Secretary of the Committee.

           With respect to bonuses, the Executive Compensation Committee shall have and may exercise the powers to determine the amounts annually available for bonuses pursuant to any bonus plan or formula approved by the Board, to determine, after receiving the recommendations of the Chief Executive Officer and other members of management, bonus awards to executive officers and to exercise such further powers with respect to bonuses as may from time to time be conferred by the Board of Directors.

           With respect to salaries, the Executive Compensation Committee, after receiving the recommendations of the Chief Executive Officer and other members of management, shall have and may exercise the power to fix and determine from time to time all salaries of the executive officers of the Corporation, and such further powers with respect to salaries as may from time to time be conferred by the Board of Directors.

           The Executive Compensation Committee shall administer the Corporation's Incentive Stock Option Plan (the "Plan") and from time to time may grant, consistent with the Plan, stock options and stock appreciation rights and authorize the granting of restricted stock awards.

           Vacancies in the Executive Compensation Committee shall be filled by the Board of Directors, and members shall be subject to removal by the Board at any time.

           The Executive Compensation Committee shall fix its own rules of procedure. A majority of the number of regular members then serving shall constitute a quorum; and regular and alternate members present shall be counted to determine whether there is a quorum. The Executive Compensation Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

Section 3. Audit Committee. The Board of Directors at its regular annual meeting shall designate an Audit Committee which shall consist of three or more Directors whose membership on the Committee shall meet the requirements set forth in the rules of the New York Stock Exchange, as amended from time to time.

           The primary function of the Committee shall be to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing and overseeing (i) the financial reports and other financial information provided by the Corporation to any governmental body or the public, (ii) the Corporation's system of internal controls regarding finance and accounting that the Corporation's management and the Board have established, (iii) the independence of the Corporation's outside auditors and the performance of the Corporation's internal and outside auditors and (iv) the Corporation's auditing, accounting and financial reporting processes generally. The Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board the results of its study and recommend the selection of auditors for each fiscal year.

           Vacancies in the Committee shall be filled by the Board of Directors with Directors meeting the requirements set forth above, giving consideration to continuity of the Committee, and members shall be subject to removal by the Board at any time.

           The Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Committee shall meet at least twice a year with both the Corporation's internal and outside auditors present. The Committee shall keep minutes of all of its meetings and all action taken shall be reported to the Board of Directors.

Section 4. Nominating Committee. The Board of Directors shall designate a
           Nominating Committee which shall consist of three or more Directors. The Committee shall make recommendations to the Board regarding nominees for election as Directors by the shareholders at each Annual Shareholders' Meeting and make such other recommendations regarding the Board of Directors as the Committee may deem advisable from time to time. The Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum.

Section 5. Other Committees of the Board. The Board of Directors, by
           resolution duly adopted, may establish such other committees of the Board as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.


                                   ARTICLE IV
                                   ----------
                                    Officers
                                    --------

Section 1. Election. The officers of the Corporation may consist of a Chief
           Executive Officer, a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a Secretary and a Treasurer. In addition, such other officers as are provided in Section 3 of this Article may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. The Chairman of the Board and the Vice Chairman of the Board shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine.

Section 2. Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the number of Directors fixed by these By-laws. Vacancies may be filled at any meeting of the Board of Directors.

Section 3. Other Officers.  Other officers may from time to time be elected by the Board, including, without limitation, one or more Assistant Secretaries and Assistant Treasurers.

Section 4. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

Section 5. Duties of the Chief Executive Officer. The Chief Executive Officer
           shall be responsible for the execution of the policies of the Board of Directors and shall have supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors. In the incapacity or absence of the President, the Chief Executive Officer shall perform the duties and have the authority of the President. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders, the Board of Directors and, unless there is a Chairman of the Executive Committee, the Executive Committee.

           The Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7. Duties of the Vice Chairman of the Board. The Vice Chairman of the
           Board shall perform all duties incident to the office of the Vice Chairman of the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the Chairman of the Board. The Vice Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 8. Duties of the President. The President shall be the Chief
           Operating Officer of the Corporation and shall have direct supervision over the business of the Corporation subject to the authority of the Board of Directors, the Chief Executive Officer and the Chairman of the Board. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him.

Section 9. Duties of the Vice Presidents. Each Vice President of the
           Corporation (including any Executive Vice President and Senior Vice President) shall have powers and duties that are customary for that office and such other powers and duties as may from time to time be assigned to him. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 10.Duties of the Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositories as the Board of Directors from time to time may direct. He shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit his accounts and records to any of the Directors of the Corporation at any time upon request at the office of the Corporation; shall render such statements of his accounts and records and such other statements to the Board of Directors and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law. He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him.

Section 11.Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and the shareholders of the Corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these By-laws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that the reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him.

Section 12.Other Duties of Officers. Any officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed.


                                    ARTICLE V
                                    ---------
                                  Capital Stock
                                  -------------

Section 1. Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed by the Chief Executive Officer or the Chairman of the Board and by the Secretary or an Assistant Secretary and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. In the event that any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

Section 2. Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 4. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. Except as otherwise required by law, when a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.



                                   ARTICLE VI
                                   ----------
                            Miscellaneous Provisions
                            ------------------------

Section 1. Seal. The seal of the Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, on which there shall be engraved in the center the words "Albemarle Corporation."

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December
           31st of each year.

Section 3. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.

Section 4. Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

Section 5. Amendment of By-laws. These By-laws may be amended or altered at any meeting of the Board of Directors. The shareholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, alter, amend or repeal any By-laws and to enact By-laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

Section 6. Voting of Stock Held. The Chief Executive Officer, the Chairman of
           the Board or such other officer or officers as may be designated by the Board of Directors or the Executive Committee shall from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose stock or securities may be held in this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any of such other corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises; or, in lieu of such appointment, the Chief Executive Officer, the Chairman of the Board or any such designated officer or officers may attend in person any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.

Section 7. Control Share Acquisition Statute. Article 14.1 of the Virginia Stock
           Corporation Act ("Control Share Acquisitions") shall not apply to acquisitions of shares of stock of the Corporation.